Exhibit 99.1

Staples, Inc. Announces Preliminary Third Quarter 2010 Performance and Long-Term Financial Expectations at its Analyst and Investor Conference

FRAMINGHAM, Mass.--(BUSINESS WIRE)--October 25, 2010--Staples, Inc. (Nasdaq: SPLS) will hold its 2010 Analyst and Investor Conference on Tuesday, October 26, 2010 from 9:00 a.m. ET until 2:00 p.m. ET. The event will include presentations from the senior management team, providing preliminary results for the company’s third quarter performance, an overview of the company’s strategies and growth initiatives, and an update on the company’s long-term financial expectations.

“We look forward to sharing our plans to drive growth over the next decade,” said Ron Sargent, chairman and chief executive officer.

The company will discuss its growth initiatives in business technology, copy and print, and facilities and breakroom supplies, and describe its strategies to improve profitability in its International business.

Preliminary Q3 2010 Performance

For the third quarter ending October 30, 2010, the company expects to achieve diluted earnings per share, on a GAAP basis, in the range of $0.38 to $0.40. Excluding approximately $10 million of pre-tax integration and restructuring expense, or approximately $0.01 per share, the company expects to achieve adjusted diluted earnings per share for the third quarter of 2010 in the range of $0.39 to $0.41.

North American Delivery sales are expected to increase approximately two percent during the third quarter versus the prior year. North American Retail comparable store sales in the third quarter are expected to decline approximately one percent versus the same period in 2009. International sales for the third quarter are expected to be flat in local currency, and to decrease approximately five percent in US dollars versus the same period in 2009. Comparable store sales in the company’s European Retail business are expected to decrease approximately two percent versus the third quarter of 2009. Total company sales are expected to increase one percent in local currency and to be flat in US dollars versus the third quarter of 2009.

On November 18, 2010, the company will report its results for the third quarter ended October 30, 2010.

FY 2010 Outlook

For the full year 2010, the company expects its results to be in-line with previous guidance. Total company sales are expected to increase in the low-single digits compared to the full year 2009. The company expects to achieve diluted earnings per share, on a GAAP basis, in the range of $1.20 to $1.24 for the full year 2010. Excluding approximately $55 million to $60 million of pre-tax integration and restructuring expense, or approximately $0.05 per share, the company expects to achieve adjusted diluted earnings per share for the full year 2010 in the range of $1.25 to $1.29. The company remains on track to generate free cash flow of more than $1 billion for the full year 2010, after spending approximately $450 million on capital expenditures.

FY 2011 Outlook

For the full year 2011, the company expects to achieve total company sales growth in the low to mid-single digits, and diluted earnings per share in the range of $1.50 to $1.60. The company expects full year 2011 earnings per share to benefit from the ongoing integration of Corporate Express, growth in high margin services business, reduced interest expense, share repurchases, as well as the expectation that its effective tax rate will return to approximately 34.5 percent. The company expects to generate more than $1 billion of free cash flow after spending approximately $500 million on capital expenditures.

Long-term Outlook

The company remains confident in its opportunities to drive significant sales and margin improvement across each of its business units over the next several years.

The company anticipates that North American Delivery will achieve an operating margin of approximately 12 percent over the long-term. Key drivers of this improvement include selling more adjacent categories including facilities and breakroom supplies, an increased mix of discretionary products, ongoing supply chain and systems benefits related to the Corporate Express integration, as well as continued success growing its mid-market businesses.

In North American Retail, the company expects that it will achieve an operating margin of approximately 10 percent over the long-term. This improvement will be driven by an expanded offering of business technology, EasyTech services, Copy & Print, and own brand products, as the company focuses on driving increased store productivity through its improved approach to providing customer solutions.

The company anticipates that its International business will achieve an operating margin of approximately 7.5 percent over the long-term. This improvement will be driven by the strength of its leadership team, its portfolio approach to managing operations, Corporate Express integration efficiencies, increased penetration of own brand products, improved performance in China, as well as sharing best practices around the world.

The long-term operating margin goal for the total company is nine percent, an increase of approximately 280 basis points compared to the 6.2 percent adjusted operating margin achieved in 2009.

Event Webcast

The Analyst and Investor Conference is being webcast by Thomson Reuters and can be accessed at Staples' Web site at http://investor.staples.com. In addition, a replay of the event will be available from Wednesday, October 27, 2010 through Friday, November 26, 2010.

About Staples

Staples, the world’s largest office products company, is committed to making it easy for customers to buy a wide range of office products and services. Our broad selection of office supplies, electronics, technology and office furniture as well as business services, including computer repair and copying and printing, helps our customers run their offices efficiently. With 2009 sales of $24 billion and 91,000 associates worldwide, Staples operates in 26 countries throughout North and South America, Europe, Asia and Australia serving businesses of all sizes and consumers. Staples invented the office superstore concept in 1986 and today ranks second worldwide in e-commerce sales. The company is headquartered outside Boston. More information about Staples (Nasdaq: SPLS) is available at www.staples.com/media.

Certain information contained in this news release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995 including, but not limited to, the preliminary results for the third quarter 2010, the information set forth under the outlook sections and other statements regarding our future business and financial performance. Some of the forward-looking statements are based on a series of expectations, assumptions, estimates and projections which involve substantial uncertainty and risk, including the review of our assessments by our outside auditor and changes in management’s assumptions and projections. Actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including but not limited to: global economic conditions may continue to cause a decline in business and consumer spending which could adversely affect our business and financial performance; our market is highly competitive and we may not be able to continue to compete successfully; our growth may strain our operations and we may not successfully integrate acquisitions to realize anticipated benefits; we may be unable to continue to enter new markets successfully; our expanding international operations expose us to risk inherent in foreign operations; our effective tax rate may fluctuate; fluctuations in foreign exchange rates could lead to lower earnings; we may be unable to attract and retain qualified associates; our quarterly operating results are subject to significant fluctuation; if we are unable to manage our debt, it could materially harm our business and financial condition and restrict our operating flexibility; our business may be adversely affected by the actions of and risks associated with our third-party vendors; our expanded offering of proprietary branded products may not improve our financial performance and may expose us to intellectual property and product liability claims; technological problems may impact our operations; our information security may be compromised; various legal proceedings, third party claims, investigations or audits may adversely affect our business and financial performance; changes in federal, state or local regulations may increase our cost of doing business; and those factors discussed or referenced in our most recent quarterly report on Form 10-Q filed with the SEC, under the heading “Risk Factors” and elsewhere, and any subsequent periodic or current reports filed by us with the SEC. In addition, any forward-looking statements represent our estimates only as of the date such statements are made (unless another date is indicated) and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

CONTACT:
Staples, Inc.
Media Contact:
Paul Capelli/Owen Davis, 508-253-8530/8468
or
Investor Contact:
Laurel Lefebvre/Chris Powers, 508-253-4080/4632